SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934






Date of Report (Date of earliest event reported)    APRIL 26, 1996
                                                -------------------------------

                              CAPITAL BRANDS, INC.
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             (Exact name of registrant as specified in its charter)



           FLORIDA                   0-20594                 65-0506539
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(State or other jurisdiction     (Commission File           (IRS Employer
 or incorporation)                    Number)            Identification No.)



       1225 BROKEN SOUND PARKWAY N.W., SUITE A, BOCA RATON, FLORIDA 33487
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          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code       (407) 974-8585
                                                  -----------------------------

            1000 LINCOLN ROAD, SUITE 206, MIAMI BEACH, FLORIDA 33139
            --------------------------------------------------------
         (Former name or former address, if changed since last report)




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Items 1,2 CHANGES IN CONTROL OF REGISTRANT; ACQUISITION OR DISPOSITION OF
          ASSETS.

                  On April 26, 1996, Capital Brands, Inc. (the "Company" or "Capital Brands") entered into a Share Exchange Agreement (the "Share Exchange") with Compscript, Inc. ("Compscript") and shareholders (the "Shareholders") of Compscript owning 93.96% of the issued and outstanding shares (the "Compscript Shares") of common stock, no par value (the "Compscript Common Stock"), of Compscript. The Shareholders sold the Compscript Shares to Capital Brands in exchange (the "Share Exchange") for an aggregate of 59,773,593 (pre-split or 7,471,699 post-split) shares of Capital Brands Common Stock. As a result, the Shareholders own approximately 80.53% of the issued and outstanding Capital Brands Common Stock after the dispositions described below.

                  Prior to the consummation of the Share Exchange, Capital
Brands: (i) divested its 100% equity interest in Family Chicken, Inc. to Roman Jones and Jamie Angel Rubinson in exchange for 150,000 issued and outstanding shares of Capital Brands Common Stock owned by Jones and Rubinson; (ii) exchanged 1,300,000 shares of common stock of International Fast Food Corporation for 1,300,000 shares of Capital Brands Common Stock owned by Mitchell Rubinson, Capital Brands former president; and (iii) divested its 81.8% equity interest in International Hotel Corporation ("IHC") by transferring its interest in IHC to Mitchell Rubinson for nominal consideration.

                  In connection with the Share Exchange, Capital Brands received the resignation of Mitchell Rubinson as Chairman of the Board, Chief Executive Officer and President and Stephen R. Groth, its Chief Financial Officer and Treasurer. The Board of Directors of Capital Brands was set at six members and Brian A. Kahan, Martha M. Little, Robert Edelheit, Gerald Altieri, Malcolm Leonard and Paul Heimberg were appointed to serve as directors of Capital Brands. In addition, Brian A. Kahan was appointed as President and Chief Executive Officer of Capital Brands.

                  As a condition to closing of the Stock Exchange, Capital Brands transferred to Mitchell Rubinson 250,000 Shares of Common Stock of QPQ Corporation owned by Capital Brands in lieu of a cash severance payment to Mr. Rubinson pursuant to the terms of his Employment Agreement with Capital Brands.

                  Capital Brands has agreed: (i) not to sell more than 15,000 shares of QPQ Corporation common stock per month for the twelve months immediately following the closing of the Share Exchange; (ii) honor the existing indemnification agreements between Capital Brands and certain current or former directors, officers and employees; (iii) use its reasonable efforts to cause to remain effective, for a period of 90 days from the date of closing, Capital Brands Registration Statement on Form S-3 (File No. 33- 60570), registering the sale of shares of Capital Brands Common Stock held by certain shareholders.



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                  The foregoing summary of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which follows as an exhibit hereto and incorporated herein by reference.

Item 5.           OTHER EVENTS.

                  On April 26, 1996, Capital Brands effected an eight for one reverse stock split prior to the consummation of the Share Exchange. No fractional shares resulting from the reverse stock split shall be issued, and any such fractional share shall be converted to the right to receive one share of Common Stock.

Item 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                  (a) Financial Statements of Compscript are not available at the time of the filing of this Form 8-K Report. Such required financial statements will be filed no later than 60 days after this Report on Form 8-K is filed.

                  (b) Pro Forma financial information of Compscript is not available at the time of the filing of this Form 8-K Report. The required pro forma financial statements will be filed not later than 60 days after this Report on Form 8-K is filed.

                  (c) Share Exchange Agreement dated February 29, 1996, by and among Capital Brands, Compscript, Inc. and certain shareholders of Compscript, Inc. Incorporated by reference to exhibit number 10.1 filed with Capital Brands' Form 8-K dated March 19, 1996.



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


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   CAPITAL BRANDS, INC.


                                                   By:  /S/ BRIAN KAHAN
                                                      -------------------
                                                        Brian Kahan
                                                        Chief Executive Officer


DATED:  May 10, 1996



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